Exhibit 10.7

TREX COMPANY, INC.

2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

TIME-BASED SHARES

Trex Company, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $.01 par value (“Shares”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2005 Stock Incentive Plan (the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares of Stock Covered by Grant:

Purchase Price per Share of Stock: $.01

Vesting Schedule:

Vesting Date	Number of Shares
,20	#
,20	#
,20	#

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
Ronald W. Kaplan
President and Chief Executive Officer

This is not a stock certificate or a negotiable instrument.

TREX COMPANY, INC.

2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

TIME-BASED SHARES

Restricted Stock/ Nontransferability

This grant is an award of the number of Shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (the “Restricted Stock”).

To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Shares will vest as to thirty three and one-third percent (33 1/3%) of the total number of Shares covered by this grant, on each anniversary of the grant, as shown on the cover sheet; provided that you continue to provide services to the Company or a Subsidiary as an employee or a Service Provider (“Services”) on each such vesting date. The resulting aggregate number of vested Shares will be rounded to the nearest whole number, and you may not vest in more than the number of Shares covered by this grant.

Upon the vesting of the Shares hereunder, the Company will issue you a share certificate for such shares, free of the legend set forth on page 5 hereof. The Purchase Price for the Shares shall be deemed to be paid at that time by your services to the Company.

Early Vesting

Upon the termination of your Services, other than by reason of your death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code), Retirement, or termination by the Company without “Cause” or at your election with “Good Reason,” any Restricted Stock that has not vested hereunder shall immediately be deemed forfeited.

In the event of the termination of your Services because of your death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code), or Retirement, or termination by the Company without “Cause” or at your election with “Good Reason”, any Restricted Stock that has not vested hereunder shall immediately become fully vested.

“Cause” means one of the following reasons for which your employment with the Company is terminated: (1) Your willful or grossly negligent misconduct that is materially injurious to the Company; (2) Your embezzlement or misappropriation of funds or property of the Company; (3) Your conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony; (4) Your conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty or nolo contendere to such a crime; or (5) Your willful failure or refusal by you to devote your full business time (other than on account of disability or approved leave) and attention to the performance of your duties and responsibilities if such breach has not been cured within 15 days after written notice thereof is given to you by the Board of Directors.

“Good Reason” shall exist upon: (1) a material and adverse change in your status or position(s) as an officer or management employee of the Company, including, without limitation, any adverse change in your status or position as an employee of the Company as a result of a material diminution in your duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to you of any duties or responsibilities which are materially inconsistent with such status or position(s) (other than any isolated and inadvertent failure by the Company that is cured promptly upon your giving notice), or any removal of you from or any failure to reappoint or reelect you to such position(s) (except in connection with your termination other than for Good Reason); (2) a 10% or greater reduction in your aggregate base salary and targeted bonus, other than any such reduction proportionately consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company; (3) the failure by the Company to continue in effect any employee benefit plan (excluding any equity compensation plan) in which you are participating (or plans providing you with similar benefits that are not materially reduced in the aggregate) other than as a result of the normal expiration of any such plan in accordance with its terms; or the taking of any action, or the failure to act, by the Company or any successor which would adversely affect your continued participation in any of such plans on at least as favorable a basis to you or which would materially reduce your benefits under any of such plans; (4) Company’s requiring you to be based at an office that is both more than 50 miles from where your office is located and further from your then current residence; or (5) a material breach by the Company of any agreement with you; provided, however, that if any of the conditions exists, you must provide notice to the Company no more than ninety (90) calendar days following the initial existence of the condition and your intention to terminate your employment for Good Reason. Upon such notice, the Company shall have a period of thirty (30) calendar days during which it may remedy the condition.

In the event of a Change in Control, any Restricted Stock that has not vested hereunder shall immediately become fully vested. “Change in Control” shall have the meaning given to such term in the Change in Control Severance Agreement between you and the Company.

Notwithstanding the foregoing or any other provision herein to the contrary, Restricted Stock shall also vest according to the terms and conditions, if so provided, in any separate agreement between you and the Company, including but not limited to any Employment Agreement, Severance Agreement or Change in Control Severance Agreement.

Escrow

The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. In the alternative, the Company may use the book-entry method of share recordation to indicate your share ownership and the restrictions imposed by this Agreement. If share certificates are issued, each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of Shares delivered in escrow to the Secretary of the Company.

All regular cash dividends on the Restricted Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Shares as a class effected without receipt of consideration, or in the event of a stock split, a stock dividend or a similar change in the Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Restricted Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Restricted Stock is at the time subject to the escrow requirements hereof.

As your interest in the Restricted Stock vests as described above, the certificates for such vested Shares shall be released from escrow and delivered to you, at your request.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Shares acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, withhold Shares that would otherwise have been issued to you under this Agreement or withhold such amounts from other payments due to you from the Company or any Affiliate.

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. You may elect to be taxed at the time the Restricted Stock is acquired rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the Shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the Shares increases after the date of purchase) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights	You shall have the right to vote the Restricted Stock and, subject to the provisions of this Agreement, to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in Shares, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Shares, the number of Shares covered by this grant shall be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Restricted Stock issued in connection with this grant shall, where applicable, and if issued prior to vesting, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR THE HOLDER’S PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies. Please contact Corporate Human Resources to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                          hereby sells, assigns and transfers unto Trex Company, Inc., a Delaware corporation (the “Company”),                         (                     ) shares of common stock of the Company represented by Certificate No.                          herewith and does hereby irrevocable constitute and appoint                      Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:                         , 20

Print Name

Signature

Spouse Consent (if applicable)

                          (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Company.

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS “REPURCHASE OPTION” SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2.	Description of property with respect to which the election is being made:

                         shares of common stock, par value $.01 per share, of Trex Company, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is , 20 .

4.	The taxable year to which this election relates is calendar year 20 .

5.	Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $ per share, for a total of $ .

7.	The amount paid by taxpayer for the property was $ .

8.	A copy of this statement has been furnished to the Company.

Dated:                     , 20

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

[1]	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.